UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13

or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007

Watson Wyatt Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-16159

Delaware	52-2211537
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

901 N. Glebe Road

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

(703) 258-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2007, Watson Wyatt & Company (the “Company’) , the principal operating subsidiary of Watson Wyatt Worldwide, Inc.,  notified SunTrust Bank, as Administrative Agent under the Amended and Restated Revolving Credit Agreement dated as of July 11, 2005 (the “Credit Agreement”), that the Company will borrow $105 million  from its $300 million revolving credit facility, effective June 29, 2007, in connection with the previously announced proposed acquisition of  the capital stock of Dr. Dr. Heissmann GmbH in Germany, including its subsidiaries in Ireland, the Netherlands, France and Austria from Allianz Lebensversicheuings-Aktiengsellshaft AG.

The terms and conditions of the borrowing and its repayment will be governed by the Credit Agreement, among the Company, SunTrust Bank, as Administrative Agent and the several lenders from time to time party thereto, filed with the SEC on July 14, 2005, as Exhibit 99.1 to the Company’s Current Report on Form 8-K.  The Credit Agreement is incorporated herein by reference.  As of June 28, 2007, the Company had no amounts outstanding and $8.0 million issued in letters of credit under the credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATSON WYATT WORLDWIDE, INC.

Date: July 2 , 2007	/s/ Peter Childs
Peter Childs
Controller